Exhibit 99.1

InfoSpace Announces Third Quarter 2003 Results

Revenue Growth of 14% and Positive Net Income

BELLEVUE, Wash. (October 29, 2003) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the quarter ended September 30, 2003.

Revenues for the third quarter of 2003 were $38.3 million, reflecting a $4.7 million (or 14.0%) increase over the third quarter of 2002. In accordance with Generally Accepted Accounting Principles (GAAP), net income for the third quarter of 2003 was $1.6 million, or $0.05 per basic and diluted share, versus a net loss of $26.6 million, or $0.87 per basic and diluted share in the third quarter of 2002.

Cash, cash equivalents, and marketable investments at the end of the third quarter of 2003 totaled $317.4 million, reflecting an increase of $16.3 million from the second quarter of 2003. The Company had no debt obligations at the end of the quarter.

“We are very pleased with our third quarter results, reaching profitability and generating 14% year over year revenue growth,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “These achievements are strong indications of the progress we are making as we build the foundation for long-term sustainable growth.”

Third Quarter Highlights and Recent Developments

•	The Company is tightening its strategic focus to two businesses: InfoSpace Search & Directory and InfoSpace Mobile. As part of this sharpened focus, InfoSpace is exploring strategic alternatives for its Payment Solutions business. The Company has engaged Thomas Weisel Partners to assist in this process.

•	The Company signed a definitive agreement to acquire North American mobile media leader Moviso LLC from Vivendi Universal Net USA for $25 million in cash. The acquisition of Moviso will allow InfoSpace Mobile to offer an even wider array of content applications to branded content providers and carriers, by adding media, personalization and entertainment services to InfoSpace Mobile’s existing content library. The transaction is expected to close by the end of 2003, subject to certain conditions.

•	The Company launched several improvements and enhancements to its Search & Directory properties:

•	Upgrades to the metasearch engines Dogpile® (www.dogpile.com), WebCrawler® (www.webcrawler.com) and MetaCrawler® (www.metacrawler.com), including enhanced features, a cleaner and more intuitive user-interface, and faster performance. The Company also launched downloadable toolbars for WebCrawler and MetaCrawler, and introduced new features for its existing Dogpile toolbar: a scrolling news ticker, pop-up ad blocker and cursor search functionality.

•	A major renovation of InfoSpace.com (www.infospace.com), a leading destination for Internet yellow pages and white pages information. The new InfoSpace.com is simpler, faster and easier to navigate, with enhanced customization features.

•	InfoSpace Mobile launched an integrated solution designed to allow wireless carriers and branded content providers to quickly and easily deliver content applications to a wide range of wireless devices. The solution, consisting of the Modalyst™ platform and MobileZone™ content suite, simplifies delivery of entertainment, personalization and information services to wireless subscribers.

Segment Information

Search and Directory revenues were $23.8 million in the third quarter of 2003, an increase of $7.9 million or 49.5% from the third quarter of 2002. The revenue increase is primarily due to growth in the number of paid searches and greater revenue per search. Total paid searches during the quarter, including both Search and Directory, were approximately 140 million, generating average revenue per paid search of approximately $0.14. Search and Directory segment income was $12.3 million or 51.7% of revenues for the third quarter of 2003.

Mobile revenues were $5.7 million in the third quarter of 2003, a decrease of $2.8 million or 33.2% from the third quarter of 2002. The decrease in revenue is primarily a result of the previously reported loss of a major customer in 2002 and a one-time gain in 2002 from the discontinuance of the Company’s Brazilian operations. Mobile segment income totaled $0.8 million or 14.7% of revenues for the third quarter of 2003.

Payment Solutions revenues were $7.0 million in the third quarter of 2003, an increase of $1.7 million or 31.7% from the third quarter of 2002. The revenue increase is primarily due to growth in the number of merchants using the Authorize.Net® service and an increase in the number of transactions. At the end of the third quarter, approximately 88,000 active gateway merchants were using the Authorize.Net service, generating an average of approximately $22.80 in monthly revenue per active merchant. Payment Solutions segment income totaled $1.6 million or 23.1% of revenues for the third quarter of 2003.

Segment income for each reportable operating segment does not include allocations for general, administrative and other overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains or losses.

Other Items

In the third quarter of 2003, the Company took a $1.2 million intangible asset impairment charge for certain obsolete technology. Additionally, the Company recorded other net charges of $1.5 million. These included a $7.5 million charge for a pending settlement related to the mobile business, partially offset by a gain of $3.9 million related to the disposition of certain non-core services and a gain of $2.2 million for a tax refund.

Outlook

For the fourth quarter of 2003, the Company expects revenue to be between $36 million and $39 million and net income to be in-line with the third quarter, excluding any one-time gains or losses. This outlook assumes Payment Solutions remains part of continuing operations and the Moviso transaction closes at year-end.

A conference call will be Webcast live today at 2 p.m. Pacific Time/5 p.m. Eastern and can be accessed in the Investor Relations section of the InfoSpace corporate Web site at www.infospaceinc.com. A replay of the call will be available approximately one hour after the call until Friday, November 7th, 2003 at 10 p.m. Pacific Time.

All information in this release is as of October 29, 2003. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ:INSP) is a diversified technology and services company that develops Internet and wireless solutions for a wide range of customers. InfoSpace Search & Directory provides Web search and online directory products that help users find the information they need while creating opportunities for merchants. InfoSpace Mobile develops infrastructure, tools and applications that enable carriers and content providers to efficiently develop and deliver mobile data services across multiple devices. InfoSpace Payment Solutions enables merchants to authorize, settle and manage electronic transactions via its IP-based payment gateway, Authorize.Net. More information can be found at http://www.infospaceinc.com.

# # #

CONTACT:

Nancy Bacchieri

Vice President – Communications, InfoSpace, Inc.

(425) 201-8722

nancy.bacchieri@infospace.com

This release contains forward-looking statements relating to the development of InfoSpace, Inc.’s products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements include without limitation statements regarding the expected results of the Company’s strategic plan and efforts to achieve long-term sustainable growth, the Company’s plan to explore strategic alternatives for Payment Solutions and exit other non-strategic businesses, the Company’s ability to close and integrate the proposed acquisition of Moviso LLC, the future performance of Moviso and the rate of adoption by wireless carriers and other customers of mobile media product offerings, and the projected revenue in the fourth quarter of 2003. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s reorganization of its business units. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Quarterly Report on Form 10-Q, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$38,267	$33,571	$113,200	$99,981

Operating expenses:

Cost of revenues	6,363	8,661	21,919	28,045
Product development	5,264	8,372	18,058	27,315
Sales, general and administrative	21,381	19,564	61,447	69,351
Impairment of intangible assets (A)	1,151	15,474	1,151	15,474
Amortization of other intangible assets	1,622	3,120	4,867	14,784
Other (B)	1,534	22	6,841	821
Restructuring charges (C)	(128)	1,056	10,502	1,056

Total operating expenses	37,187	56,269	124,785	156,846

Income (loss) from operations	1,080	(22,698)	(11,585)	(56,865)

Gain (loss) on equity investments (D)	74	(5,532)	(11,940)	(22,788)
Other income, net (E)	776	1,706	7,664	5,765

Income (loss) before income tax expense and cumulative effect of change in accounting principle	1,930	(26,524)	(15,861)	(73,888)

Income tax expense	(339)	(93)	(346)	(333)

Loss before cumulative effect of change in accounting principle	1,591	(26,617)	(16,207)	(74,221)

Cumulative effect of change in accounting principle	—	—	—	(206,619)

Net income (loss)	$1,591	$(26,617)	$(16,207)	$(280,840)

Basic net income (loss) per share (F)	$0.05	$(0.87)	$(0.52)	$(9.17)
Diluted net income (loss) per share (F)	$0.05	$(0.87)	$(0.52)	$(9.17)

Shares used in computing basic net income (loss) per share (F)	31,337	30,697	31,157	30,614
Shares used in computing diluted net income per share (F)	33,259	30,697	31,157	30,614

(A)	During the third quarter of 2003, the Company recorded an intangible asset impairment charge of $1.2 million related to technology obsolescence. During the third quarter of 2002, the Company recorded intangible asset impairment charges of $15.5 million, which primarily consisted of technology obsolescence.

(B)	During the third quarter of 2003, the Company recorded Other charges of $1.5 million, which included a gain of $3.9 million related to the disposition of certain non-core services and a gain of $2.2 million tax refund, offset by a $7.5 million charge related to a pending settlement related to the mobile business. Through the nine months ended September 30, 2003, in addition to the above items, the Company recorded a $1.5 million charge related to the settlement of a litigation matter and a $4.0 million charge, including penalties and interest, related to settlement agreement with the Internal Revenue Service regarding the audit of its payroll tax returns for the year 2000.

(C)	During the second quarter of 2003, the Company recorded a restructuring charge of $10.5 million, which included employee separation costs and excess facilities charges.

(D)	During 2003, the Company disposed of a portion of its equity investments and recorded impairment charges related to certain equity investments. During the third quarter of 2003, the company recorded $74,000 gain on the disposal of certain equity investments and during the nine months ended September 30, 2003, the Company recorded a net charge of $11.9 million for disposals and impairments.

(E)	Other income primarily consists of interest income for the periods presented, except for the nine months ended September 30, 2003, in which the Company recognized a $4.7 million gain from a litigation settlement in the second quarter 2003.

(F)	All shares presented reflect the one-for-ten reverse stock split of all outstanding shares of common stock, which was effective September 13, 2002. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and potentially dilutive shares outstanding during the period. Potentially dilutive shares are excluded from the computation of earnings per share if their effect is antidilutive.

InfoSpace, Inc.

Consolidated Balance Sheets

(Amounts in thousands)

	September 30, 2003	December 31, 2002
	(unaudited)	(audited)
ASSETS

Current assets:
Cash and cash equivalents	$228,057	$136,672
Short-term investments, available-for-sale	89,345	138,895
Accounts receivable, net	22,613	21,027
Notes and other receivables, net	8,767	6,442
Payroll tax receivable	13,214	13,214
Prepaid expenses and other current assets	4,390	2,921

Total current assets	366,386	319,171

Long-term investments, available-for-sale	—	651
Property and equipment, net	15,789	26,252
Other investments	1,484	25,836
Goodwill	97,899	97,844
Other intangible assets, net	4,965	10,983
Other long-term assets	578	659

Total assets	$487,101	$481,396

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,850	$4,688
Funds due to merchants	5,432	2,516
Accrued expenses and other current liabilities	33,229	15,570
Deferred revenue	9,208	9,169

Total current liabilities	50,719	31,943

Long-term liabilities:
Long-term deferred revenue	765	1,317

Total liabilities	51,484	33,260

Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	1,707,029	1,704,123
Accumulated deficit	(1,272,182)	(1,255,975)
Deferred expense—warrants	—	(39)
Unearned compensation—restricted stock	—	(543)
Accumulated other comprehensive income	767	567

Total stockholders’ equity	435,617	448,136

Total liabilities and stockholders’ equity	$487,101	$481,396

Summary of cash and marketable investments:
Cash and cash equivalents	$228,057	$136,672
Short-term investments, available-for-sale	89,345	138,895
Long-term investments, available-for-sale	—	651

Total cash and marketable investments	$317,402	$276,218

InfoSpace, Inc

Segment Information

(Amounts in thousands)

	Three Months Ended September 30, 2003	Three Months Ended September 30, 2002	Nine Months Ended September 30, 2003	Nine Months Ended September 30, 2002
Search & Directory
Revenue	$23,777	$15,901	$65,551	$49,360
Operating expense	11,492	6,468	29,337	24,016

Segment income, excluding depreciation, amortization and allocation of corporate expenses	12,285	9,433	36,214	25,344
Segment margin	51.7%	59.3%	55.2%	51.3%
Mobile
Revenue	5,677	8,501	18,649	22,554
Operating expense	4,842	6,861	15,144	25,215

Segment income, excluding depreciation, amortization and allocation of corporate expenses	835	1,640	3,505	(2,661)
Segment margin	14.7%	19.3%	18.8%	-11.8%
Payment Solutions
Revenue	7,035	5,340	19,999	15,282
Operating expense	5,413	4,720	15,824	14,128

Segment income, excluding depreciation, amortization and allocation of corporate expenses	1,622	620	4,175	1,154
Segment margin	23.1%	11.6%	20.9%	7.6%
Non-Core Services
Revenue	1,778	3,829	9,001	12,785
Operating expense	917	1,753	4,898	6,452

Income, excluding depreciation, amortization and allocation of corporate expenses	861	2,076	4,103	6,333
Margin	48.4%	54.2%	45.6%	49.5%
Total
Total segment revenue	38,267	33,571	113,200	99,981
Total segment operating expense	22,664	19,802	65,203	69,811

Total Segment Income, excluding depreciation, amortization and allocation of corporate expenses	15,603	13,769	47,997	30,170
Total segment margin	40.8%	41.0%	42.4%	30.2%
Corporate
Operating expense	7,653	12,134	26,354	40,272
Depreciation	2,691	4,661	9,867	14,628
Impairment of goodwill and other intangible assets	1,151	15,474	1,151	15,474
Amortization of other intangible assets	1,622	3,120	4,867	14,784
Restructuring charges	(128)	1,056	10,502	1,056
Other	1,534	21	6,841	821
Loss on investments, net	(74)	5,532	11,940	22,788
Other income, net	(776)	(1,705)	(7,664)	(5,765)
Income tax expense	339	93	346	333
Cumulative effect of changes in accounting principle	—	—	—	206,619

	14,012	40,386	64,204	311,010

Total Consolidated Net Income (Loss)	$1,591	$(26,617)	$(16,207)	$(280,840)

Segment income for each reportable operating segment does not include allocations for general, administrative and other overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains or losses.

InfoSpace, Inc.

Consolidated Statements of Cash Flows

(Amounts in thousands)

	Nine months ended September 30,
	2003	2002
	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(16,207)	$(280,840)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	14,735	29,415
Impairment of intangible assets	1,151	15,474
Warrant and stock-related revenue	(135)	(2,037)
Warrant and stock-based compensation expense	360	6,223
Bad debt recovery	(613)	(558)
Loss on equity investments	11,940	22,788
Other	(46)	22
Loss on disposal of assets	317	861
Gain on sale of non-core services	(4,152)	—
Asset impairment restructuring charge	2,059	1,056
Cumulative effect of change in accounting principle	—	206,619
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(1,052)	(459)
Notes and other receivables	(2,004)	2,797
Prepaid expenses and other current assets	(984)	2,486
Other long-term assets	81	622
Accounts payable	(1,838)	(5,644)
Funds due to merchants	1,341	50
Accrued expenses and other current liabilities	20,042	(5,912)
Deferred revenue	684	(3,970)

Net cash provided (used) by operating activities	25,679	(11,007)
Investing Activities:
Business acquisitions	(270)	(2,512)
Purchase of intangible assets	(55)	(100)
Purchases of property and equipment	(1,868)	(4,823)
Proceeds from the sale of non-core services	3,070	—
Proceeds from the sale of equity investments	11,937	—
Short-term investments, net	49,113	(60,723)
Long-term investments, net	651	93,934

Net cash provided (used) by investing activities	62,578	25,776
Financing activities:
Proceeds from exercise of stock options	2,222	61
Proceeds from issuance of stock through employee stock purchase plan	906	769

Net cash provided by financing activities	3,128	830

Net increase (decrease) in cash and cash equivalents	91,385	15,599
Cash and cash equivalents:
Beginning of period	136,672	118,561

End of period	$228,057	$134,160

Supplemental disclosure of non-cash activities:
Non-cash activities resulting from purchase transactions:
Common stock issued	$—	$1,895
Net assets (liabilities) acquired (assumed)	—	1,910